Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

GOOD TIMES RESTAURANTS INC.

ARTICLE I

REGISTERED OFFICED AND REGISTERED AGENT

Section 1.01    Registered Office. The corporation shall maintain in the State of Nevada a registered office and a registered agent whose business office is identical with such registered office.

Section 1.02    Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II—SHAREHOLDERS’ MEETINGS

Section 2.01    Annual Meeting. The annual meeting of the shareholders of the corporation shall be held at such place within or without the State of Nevada and at such time as the Board of Directors shall determine in compliance with these bylaws. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

Section 2.02    Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the Chairman of the Board, the President, or any two Directors, and must be called by the President upon written request of the holders of twenty-five percent of the outstanding shares of capital stock entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. Such notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

Section 2.03    Place of Meetings. Meetings of the shareholders, will be held at any place, within or outside the State of Nevada, or by means of any remote electronic or other medium of communication authorized by the Nevada Revised Statutes, as the board of directors of the corporation may designate for that purpose from time to time. If no designation is made, or if a special meeting is called by other than the Board of Directors, the place of meeting shall be the principal business office of the corporation.

Section 2.04    Notice of Meetings.

(a)     Except to the extent otherwise required by law, all notices of meetings of shareholders will be in writing and will be sent or otherwise given in accordance with Section 2.04 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. The notice will specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b)     Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation will also be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent will be revocable by the shareholder by written notice to the corporation. Any such consent will be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to recognize such revocation will not invalidate any meeting or other action.

(c)     Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation will be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Any such consent will be revocable by the shareholder by written notice to the corporation. Any shareholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 2.05(c), will be deemed to have consented to receiving such single written notice.

Section 2.05    Manner of Giving Notice: Affidavit. Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his, her or its address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice given pursuant to this Section 2.05 will be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder. An affidavit of the Secretary, an Assistant Secretary or the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.06    Waiver of Notice. Whenever notice is required to be given under any provision of the Nevada Revised Statutes or the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the articles of incorporation or these bylaws.

Section 2.07    Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case, of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed (or otherwise deemed given to shareholders in accordance with Section 2.05) shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the Board of Directors pertaining thereto is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of shareholders.

Section 2.07    Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any shareholder who is present. The original stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 2.08    Quorum. Except as otherwise provided in these bylaws or the articles of incorporation, a majority of the votes represented by the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of such votes are represented at any such meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at any duly assembled meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

Section 2.09    Adjournments; Notice. Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these bylaws by the Chairman of the Board of Directors, or in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

Section 2.10    Voting. Unless otherwise provided in the articles of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, subject to the modification of such voting rights of any class or classes of the corporation’s capital stock by the articles of incorporation. If and to the extent allowed by the laws of the State of Nevada and of the United States, shareholders may vote electronically. If a quorum exists, all shareholder actions (other than election of Directors) shall be determined by a majority of the votes cast at any meeting of shareholders by the holders or proxies of shares entitled to vote thereon, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the articles of incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes.

 Section 2.11    Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. If and to the extent allowed by the laws of the State of Nevada and of the United States, shareholders may provide proxies electronically.

Section 2.12    Shareholder Action by Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.13    Business at Annual Meeting. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting: (a) by or at the direction of the Board of Directors or (b) by any shareholder of record of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a shareholder, the business must be a proper matter for shareholder action under the Nevada Revised Statutes and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be received at the principal executive offices of the corporation not less than 120 calendar days in advance of the first anniversary of the date on which the corporation’s notice of meeting and related proxy statement were released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no meeting was held in the immediately preceding year or if the date of the annual meeting in the current year varies by more than 30 calendar days from the corresponding date of such meeting in the preceding year, such notice by the shareholder proposing business to be brought before the meeting of the shareholders must be received not less than 30 days prior to the date of the current year’s annual meeting; provided, that in the event that less than 40 days’ notice of the date of the meeting is given to shareholders, to be timely, a shareholders notice of business to be brought before the meeting shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed (or otherwise deemed given to shareholders pursuant to Section 2.05). A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder of record proposing such business, (c) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The Chairman of the Board of Directors, Secretary or the person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 2.14    Notification of Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder of record who both is entitled to vote for the election of Directors and who complies with the notice procedures set forth in this section and in the corporation’s articles of incorporation. Any shareholder of record entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such shareholder’s intention to make such nomination is delivered or mailed to and received by the Secretary of the corporation, at the principal executive offices of the corporation not later than 120 calendar days in advance of the first anniversary of the date on which the corporation’s notice of meeting and related proxy statement were released to shareholders in connection with the previous year’s annual meeting of shareholders, except that (i) with respect to an election to be held at an annual meeting of shareholders, if no annual meeting was held in the immediately preceding year or if the date of the annual meeting in the current year has been changed by more than 30 calendar days from the corresponding date of such meeting in the preceding year, such notice by the shareholder must be received not less than 30 days prior to the date of the current year’s annual meeting; provided further, that in the event that less than 40 days’ notice of the date of the meeting is given or made to shareholders, to be timely, a shareholders notice shall be so received not later than the close of business on the 10th day, following the day on which such notice of the date of the annual meeting was mailed (or otherwise deemed given to shareholders in accordance with Section 2.05), and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the 7th day following the date on which notice of such meeting is first given to shareholders. Each such notice shall be signed and verified by the issuing shareholder under penalties of perjury, and shall set forth:

(a)	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice;

(c)	a description of all arrangements or understandings between such shareholder and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

(d)	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, had each nominee been nominated, or proposed to be nominated by the Board of Directors.

Each such notice must be accompanied by an original signed written consent of each nominee, if elected, to serve as a Director of the corporation.

The Chairman of the Board and/or Secretary of a meeting of the shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III—DIRECTORS

Section 3.01    Number, Term, and Qualifications. The number of Directors of the corporation shall be as determined by the Board of Directors in accordance with the articles of incorporation, but shall not be greater than five. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the corporation.

Section 3.02    Vacancies and Newly Created Directorships. Vacancies resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director, and not by the shareholders. In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing, each Director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 3.03    General Powers. The business of the corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 3.04    Regular Meetings. A regular meeting of Board of Directors shall be held without notice immediately following and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place, either within or without the state of Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.06    Meetings by Telephone Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communications media provided that all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.07    Notice. Notice of the time and place of special meetings will be delivered either personally or by mail, telex, facsimile, telephone or electronic transmission to each Director, addressed to each Director at such Director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the corporation. If the notice is mailed, it will be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telex, facsimile, telephone or electronic transmission, it will be delivered by telephone or transmitted at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting if the meeting is to be held at the principal executive office of the corporation. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person. Any Director may waive notice of any meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08    Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted

Section 3.09    Manner of Acting. At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

Section 3.10    Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. No such compensation shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11    Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.12    Resignations. A Director may resign at any time by delivering a written resignation to the President, the Secretary or Assistant Secretary, if any. The resignation shall become effective upon delivery unless otherwise stated therein.

Section 3.13    Written Consent to Action by Directors. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

Section 3.14    Removal. At a meeting expressly called for that purpose, one or more Directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of Directors.

Section 3.15    Chairman. The Board may elect from its own number a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

ARTICLE IV—OFFICERS

Section 4.01.     Number. The corporate officers shall be a President, no Vice-Presidents or one or more Vice-Presidents as determined from time to time by the Board of Directors, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other corporate officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any corporate office except those of President and Secretary. Any two or more corporate offices may be held by the same person. Corporate officers need not be Directors or shareholders of the corporation.

Section 4.02    Election and Term of Office. The corporate officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election for corporate officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each corporate officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.03    Resignations. Any corporate officer may resign at any time by delivering a written resignation either to the corporate President or to the corporate Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4.04    Removals. Any corporate officer or agent may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a corporate officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the corporate officer in question if he is also a Director.

Section 4.05    Vacancies. A vacancy in any corporate office because of death, resignation, removal, disqualification or otherwise, or if a new corporate office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.06    President. The President shall be the chief executive and administrative officer of the corporation. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision of the property, business, offices and affairs of the corporation and each division. He may appoint officers, agents, or employees on the corporate or division level other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these bylaws.

Section 4.07    Executive Vice-President. The Executive Vice-President shall be the chief executive and administrative officer of the corporation in the absence of the President, and in such absence shall be vested with all rights, powers, privileges and obligations of the President as more fully set forth in Section 4.06 of this Article IV. In addition, he may sign, execute and deliver in the name of the corporation, powers of attorney, contracts, bonds and other obligations when the President is present but unavailable for the execution of such documents, and he shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President or these bylaws.

Section 4.08    Vice-Presidents. Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President. In the absence or disability of the President, the Vice-President designated by the Board or by the President shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 4.09    Secretary. The Secretary shall, subject to the direction of the President, Executive Vice-President, or a designated Vice-President, keep the minutes of all meetings of the shareholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all divisions and committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the corporation and each division not pertaining to the performance of the duties vested in other officers, which records, documents and papers shall at all reasonable times be open to examination by any Director. He may sign or execute contracts with the President, Executive Vice-President or Vice- Presidents thereunto authorized in the name of the corporation and affix the seal of the corporation thereto, provided, however, that he may not simultaneously act both in the capacity of Secretary and that of Executive Vice-President or Vice-President upon the execution of such documents. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. He shall be sworn to the faithful discharge of his duties. If necessary, Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

Section 4.10    Treasurer. The Treasurer shall, subject to the direction of the President, Executive Vice-President or a designated Vice-President, have general custody and control of the collection and disbursement of funds of the corporation and each division. He shall endorse on behalf of the corporation and each division for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation or the division in such bank(s) or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the corporation or any division. He shall enter or cause to be entered regularly in the books of the corporation or any division a full and accurate account of all monies received and paid by him or under his direction on account of the corporation or such division. He shall at all reasonable times exhibit his books and accounts to any Director of the corporation upon timely application at the office of the corporation during business hours, and whenever required by the Board of Directors or the President, he shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. If necessary, Assistant Treasurers shall assist the Treasurer and shall perform such duties as shall be directed by the Board of Directors. He shall give bond for the faithful performance of his duties in such sum and with or without such surety as shall be required by the Board of Directors.

Section 4.11    Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such Assistant Secretaries and Assistant Treasurers as may be necessary for the expedient discharge of the affairs of the corporation or any division. The Assistant Secretaries and Assistant Treasurers shall be authorized to perform any of the duties of the Secretary or Treasurer, respectively, in the absence of the Secretary or Treasurer, or in any situation where the Secretary or Treasurer may be acting in another capacity such as Executive Vice-President or Vice-President.

Section 4.12    General Manager. The Board of Directors may employ and appoint a General Manager who may or may not be one of the officers or Directors of the corporation. He shall be the chief operating officer of the corporation, and subject to the direction of the Board of Directors and of the President, shall have general charge of the business operations of the corporation and general supervision over its employees and agents. He may be given the exclusive management of the business of the corporation in any or all of its dealings, but at all times he shall be subject to the control of the Board of Directors or of the executive committee (if any). He may employ all employees of the corporation, or delegate such employment to subordinate officers or division chiefs, and he may have the authority to discharge any person so employed. He shall make a report to the President and to the Board of Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation. He may perform such other duties as the Board of Directors shall require.

Section 4.13    Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 4.14    Salaries. Salaries or other compensation of the corporate officers and the officers of any division of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons, including any committee of the Board of Directors, the power to fix the salaries or other compensation of any such subordinate officers or agent. No officer shall be prevented from receiving any such salary or compensation because he is also a Director of the corporation.

Section 4.15    Surety Bonds. If the Board of Directors shall so require, any corporate or division officer or agent shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation or the applicable division, including his responsibility for negligence and the accounting for all property, monies or securities of the corporation or a division which may come into his hands.

ARTICLE V—COMMITTEES

Section 5.01    How Constituted. The Board of Directors may designate an executive committee, audit committee, nominating and corporate governance committee, compensation committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of one or more Directors. Members of the committees shall be designated annually at the annual meeting of the Board of Directors; provided however, that at any time the Board of Directors may abolish or reconstitute any committee. Each member of each committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these bylaws.

Section 5.02    Powers. During the intervals between meetings of the Board of Directors, the executive committee (if one is established) shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the Board of Directors or to amend these bylaws, and except for such powers as by law may not be delegated by the Board of Directors to an executive committee.

Section 5.03    Proceedings. Each committee may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of Board of Directors next following.

Section 5.04    Quorum and Manner of Acting. At all meetings of the committees as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of such committees, as may be designated hereunder by the Board of Directors, shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 5.05    Resignations. Any member of a committee may resign at any time by delivering a written resignation to the Chairman of the Board of Directors, President, the Secretary, or Assistant Secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 5.06    Removal. The Board of Directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 5.07    Vacancies. If any vacancy shall occur in any committee by reason of disqualification, death, resignation, removal, or removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continued to act, unless such committee consisted of more than one member prior to the vacancy or vacancies and is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the Board of Directors.

Section 5.08    Compensation. The Board of Directors may compensate any member of a duly designated committee who is not an active salaried employee of the corporation for attendance at each meeting of the said committee (and may reimburse his or her expenses of attendance).

ARTICLE VI—EXECUTION OF INSTRUMENTS,
BORROWING OF MONEY, AND DEPOSIT OF CORPORATE FUNDS

Section 6.01    Contracts. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

Section 6.02     Loans. No loan(s) or advance(s) shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors. Any such authorization may be either general or confined to specific instances.

Section 6.03    Deposits . All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent so authorized by the Board of Directors.

Section 6.04    Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the corporation shall be signed by such officer(s) or such agent(s) of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.04    Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer or by the Secretary. The seal may be a facsimile, engraved or printed. Where such bond or debenture is to be authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation’s officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 6.06    Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing the name of the corporation, and the execution and delivery on behalf of the corporation of any all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the President, or by any Vice-President, together with the Secretary, or by any officer or agent thereunto authorized by the Board of Directors.

Section 6.07    Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice president and the secretary or assistant secretary of the corporation, or by any officer or agent thereunder authorized by the Board of Directors.

ARTICLE VII—CAPITAL STOCK

Section 7.01    Stock Certificates. The shares of the corporation may be certificated or uncertificated, and the Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers or other shareholders in substitution for any required statements on certificates, and as may be required by applicable law and stock exchange or market rules. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation. In the event that the corporation issues shares of stock to be evidenced by certificates, the owner of such shares shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the Chairman of the Board of Directors or the President and by the Treasurer or Secretary of the corporation or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.06.

Section 7.02    Transfer of Stock. A transfer of shares on the books of the corporation may be authorized only by the shareholder holding such shares, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and, in the case of shares represented by certificates, upon surrender of the certificate or certificates for such shares or, in the case of uncertificated shares, by delivery of a written assignment in respect of the shares being transferred. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name such shares are registered on the books of the corporation.

Section 7.03    Regulations. Subject to any provisions contained in the articles of incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 7.04    Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place the Board of Directors shall determine, containing the names alphabetically arranged of original holders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours by subject to inspection by persons entitled by law to inspect the same.

Section 7.05    Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 7.06    Lost or Damaged Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is appropriate to do so.

Section 7.07    Closing of Transfer Books and Fixing of Record Date.

(a)     The Board of Directors shall have power to close the stock ledgers of the corporation for a period of not to exceed sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights or capital stock, or a date in connection with obtaining the approval of shareholders for any purpose.

(b)     In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c)     If the stock ledgers shall be closed or a record date set for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for or such record date shall be at least ten days immediately preceding such meeting.

ARTICLE VIII—INDEMNIFICATION

Section 8.01    Indemnification Against Third Party Claims. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 8.02 Indemnification Against Derivative Claims. The corporation shall further indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; provided that indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03    Rights to Indemnification. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.01 and Section 8.02, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 8.04    Authorization of Indemnification. Any indemnification under Section 8.01 and Section 8.02, unless ordered by a court or advanced pursuant to Section 8.05, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination shall be made: (a) by the shareholders, (b) by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding, (c) if a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or (d) if a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 8.05    Expenses. The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding, by reason of the fact that he was a Director or officer of the corporation, shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section 8.05 do not affect any rights to advancement of expenses to which corporate personnel other than Directors and officers may be entitled under any contract or otherwise by law.

Section 8.06    Indemnification by Court Order. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any other agreement, vote of shareholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 8.02 hereof or for the advancement of the expenses made pursuant to Section 8.05 hereof, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action and (b) continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 8.07    Insurance. The Board of Directors may, in its discretion, direct that the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this Article VIII.

Section 8.08    Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnification, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ARTICLE IX— GENERAL MATTERS

Section 9.01    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 9.02    Dividends. The Board of Directors may at any regular or special meeting, as it deems advisable, declare dividends payable out of the surplus of the corporation.

Section 9.03    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada Revised Statutes will govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the masculine includes the feminine, and the term “person” includes both a corporation and a natural person.

Section 9.04    Electronic Transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 9.05    Seal. The corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced

ARTICLE X—AMENDMENTS

These bylaws may be altered, amended, repealed, or new bylaws adopted by a majority vote of the entire Board of Directors at any regular or special meeting. Any bylaw adopted by the Board of Directors may be repealed or changed by a majority vote of the shareholders.